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EXHIBIT 99.2


                                                IN THE CIRCUIT COURT OF THE 15TH
                                                JUDICIAL CIRCUIT, IN AND FOR
                                                PALM BEACH COUNTY, FLORIDA

                                                GENERAL JURISDICTION DIVISION
                                                CASE NO.: CA-92-659 AI



CRC PARNTERS, LTD., a Florida
Limited Partnership,
        Plaintiffs


vs.


TMANglobal.com, Inc., a Florida
corporation
        Defendant
-------------------------------


                                DEFAULT JUDGMENT
                                ----------------

         THIS CAUSE having come on for consideration by the court on Plaintiff's Motion for Default Judgment, after having reviewed pleadings filed herein and being otherwise duly advised in the premise, it is

         ORDERED AND ADJUDGED as follows:

         Default judgment is hereby entered in favor of the Plaintiff CRC PARTNERS, LTD., a Florida Limited Partnership, whose address is 3550 NW Boca Raton Boulevard, Suite A-6, Boca Raton, FL 33431, who shall recover from Defendant, TMANglobal.com, Inc., a Florida corporation, whose address is 10693 Anna Maria Drive, Glen Allen, VA 23060 and/or 1061 North Venetian, North Miami Beach, FL 33135, the principal sum of $50,000.00, plus interest through May 23, 2002, in the amount of $9,049.04 for a total sum of $59,049.04, which shall bear interest at the rate of 11% percent per annum from the date of entry, for which let execution issue forthwith. Further, this court reserves jurisdiction to award attorney fees and costs, if appropriate.

         DONE AND ORDERED in Chambers at Palm Beach County, West Palm Beach, Florida on this 23 day of May, 2002.


                                           /s/ signature
                                           -----------------------
                                           CIRCUIT COURT


Copies furnished to
 MARK C. PERRY, ESQ, 2455 E. Sunrise Blvd., Suite 905, Fort Lauderdale, FL 33304 TMANglobal.com, Inc. c/o ROBERT CARLIN, 10693 Anna Maria Drive, Glen Allen, VA
    23062